Exhibit 99.1

Amplitude Announces Second Quarter 2026 Financial Results

•
Annual Recurring Revenue of $410 million, up 22% year-over-year
•
Remaining Performance Obligations of $483 million, up 35% year-over-year
•
Second quarter revenue of $100.9 million, up 21% year-over-year
•
Second quarter net cash provided by operations of $25.6 million and Free Cash Flow of $23.7 million

SAN FRANCISCO – August 5, 2026 – Amplitude, Inc. (Nasdaq: AMPL), the leading AI analytics platform, today announced financial results for its second quarter ended June 30, 2026.

"We have transformed to an AI Analytics company through our culture, our products, and how we’re working with our customers. We are closer than ever to self-improving products. Statsig & Amplitude is a powerful combination to measure what ships and ship what matters,” said Spenser Skates, co-founder and CEO of Amplitude. "Our customers are using more of our AI solutions and looking to us to learn how to engage AI to accelerate their own development."

"We delivered another quarter of solid execution with the integration of Statsig and core execution of Amplitude with each adding $17M and $19M in ARR, respectively," said Andrew Casey, CFO of Amplitude. "We are focused on driving innovation, delivering greater value, and making it easier for customers to work with Amplitude as we accelerate growth with leverage."

Second Quarter 2026 Financial Highlights:

(in millions, except per share and percentage amounts)

	Second Quarter 2026	Second Quarter 2025	Y/Y Change
Annual Recurring Revenue	$410	$335	22%
Revenue	$100.9	$83.3	21%
GAAP Loss from Operations	$(35.2)	$(27.1)	$(8.1)
Non-GAAP Loss from Operations	$(1.5)	$(1.5)	$0.0
GAAP Net Loss Per Share, Basic and Diluted	$(0.27)	$(0.19)	$(0.08)
Non-GAAP Net Income (Loss) Per Share, Basic and Diluted	$(0.01)	$0.01	$(0.02)
Net Cash provided by Operating Activities	$25.6	$20.1	$5.5
Free Cash Flow	$23.7	$18.2	$5.5

Non-GAAP income (loss) from operations and non-GAAP net income (loss) per share exclude expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, acquisition-related costs, and non-recurring costs such as restructuring and other related charges. Stock-based compensation expense and the related employer payroll taxes were $27.4 million in the second quarter of 2026 compared to $25.3 million in the second quarter of 2025. Amortization of acquired intangible assets was $1.0 million in the second quarter of 2026 compared to $0.3 million in the second quarter of 2025. Acquisition-related costs were $3.2 million in the second quarter of 2026, representing transition and integration expenses paid to third-parties. Non-GAAP financial measures for periods prior to the second quarter of 2026 were not adjusted to exclude acquisition-related costs, as such costs were not material to the Company's results of operations for those periods. Restructuring and other related charges were $2.1 million in the second quarter of 2026 and there were no restructuring and other related charges in the second quarter of 2025. Free cash flow is GAAP net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures. Reconciliations of historical GAAP to non-GAAP information are presented in the accompanying tables.

Second Quarter and Recent Business Highlights:

•
Expanded Global Agent, a system-wide AI Agent that continuously understands customer behavior across charts, experiments, and sessions, answers questions, explains why metrics move, and takes action in real time. We also shipped Specialized Agents that asynchronously work to track performance, monitor conversion funnels, and analyze user sentiment while pushing updates into email or Slack.
•
Expanded Model Context Protocol (MCP), a shared behavioral intelligence layer that brings trusted Amplitude insights directly into tools like Claude, Cursor, Slack, and Figma, enabling teams to act on customer data without leaving their workflow.
•
Introduced Agent Analytics, a new analytics system that bridges product analytics and LLM observability, enabling teams to measure AI agent quality at scale, trace failures to root cause across prompts, tools, and context, and directly connect agent performance to business outcomes like retention, conversion, and revenue.
•
Introduced Wave, an AI-driven system that continuously analyzes signals across analytics, session replays, feedback, and experiments to surface evidence-backed product opportunities. Each with a priority score, expected impact, and an execution plan teams or coding agents can act on directly, closing the loop from insight to shipped, measured work.
•
Annual Recurring Revenue was $410 million, an increase of 22% year-over-year and an increase of $75 million compared to the second quarter of 2025.
•
GAAP Net loss per share was $(0.27), based on 129.4 million basic shares, compared to a loss of $(0.19) per share, based on 131.4 million basic shares, in the second quarter of 2025.
•
Non-GAAP Net loss per share was $(0.01), based on 129.4 million basic shares, compared to $0.01 net income per share, based on 140.2 million diluted shares, in the second quarter of 2025.
•
Net cash provided by operating activities was $25.6 million, a $5.5 million increase year-over-year.
•
Free Cash Flow was $23.7 million, a $5.5 million increase year-over-year.
•
The number of customers with $100,000 or greater in ARR increased to 824, a 30% year-over-year growth.

Financial Outlook:

The third quarter and full year 2026 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the third quarter and full year 2026, the Company expects:

	Third Quarter 2026	Full Year 2026
Revenue	$105.6 - $108.0 million	$407.2 - $411.2 million
Non-GAAP Operating Income	$2.5 - $4.5 million	$6.3 - $9.3 million
Non-GAAP Net Income Per Share, diluted	$0.02 - $0.03	$0.06 - $0.08
Weighted Average Shares Outstanding	133.0 million, diluted	137.1 million, diluted

An outlook for GAAP income (loss) from operations, GAAP net income (loss), GAAP net income (loss) per share and a reconciliation of expected non-GAAP income (loss) from operations to GAAP income (loss) from operations, expected non-GAAP net income (loss) to GAAP net income (loss), and expected non-GAAP net income (loss) per share to GAAP net income (loss) per share have not been provided as the quantification of certain items included in the calculation of GAAP income (loss) from operations, GAAP net income (loss) and GAAP net income (loss) per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for its second quarter ended June 30, 2026, as well as the financial outlook for its third quarter and full year 2026 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the third quarter and full year 2026, the opportunity for the use of AI to drive value for the Company going forward, the Company’s growth strategy and business aspirations and the Company's market position and market opportunity. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the highly competitive market in which the Company operates and developments in technology, including the deployment of AI in the Company’s products; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, including as a result of the imposition of tariffs or other trade protection measures, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws; and the impact of sanctions related to Russia on the Company’s ability to collect receivables. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Quarterly Report on Form 10-Q being filed at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share:

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, acquisition related cost, and non-recurring costs such as restructuring and other related charges. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. The Company excludes acquisition-related costs because they are directly attributable to the acquisition, are not reflective of the Company's ongoing cost structure, and are inconsistent in amount and frequency with the operation of its business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period-over-period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management and investors consistency and comparability with its past financial performance and facilitate period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin:

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. The Company believes that free cash flow and free cash flow margin are useful indicators of liquidity that provide its management and investors with information about its potential ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics:

Annual Recurring Revenue

The Company defines Annual Recurring Revenue (“ARR”) as the annual recurring revenue of subscription agreements at a point in time based on the terms of customers’ contracts, including certain premium services that are subject to contractual subscription terms and Plus customers that it expects to recur. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is also not intended to be a forecast of revenue.

Dollar-Based Net Retention Rate

The Company calculates dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate (“NRR”). The Company then calculates the average of the trailing 12-month dollar-based net retention rates, to arrive at the dollar-based net retention rate (“NRR (TTM)”).

Pro Forma Dollar-Based Net Retention Rate

The Company also calculates a supplemental measure, Pro Forma Dollar-Based Net Retention Rate (“Pro Forma NRR”), which includes ARR from customers acquired through business combinations or asset acquisitions in both Current Period ARR and Prior Period ARR, as though the acquisition had occurred at the beginning of the prior period. The Company believes this supplemental measure provides useful information about the combined retention and expansion trends across the business. Pro Forma NRR and Pro Forma NRR (TTM) should not be considered in isolation from, or as a substitute for, the dollar-based net retention rate described above.

About Amplitude:

Amplitude is the leading AI analytics platform, helping over 5,200 paying customers—including Atlassian, Burger King, NBCUniversal, and Square—build better products and digital experiences. With powerful AI Agents embedded across our platform, teams can analyze, test, and optimize user experiences faster than ever. Ranked #1 in Product Analytics for 24 consecutive quarters in G2's Summer 2026 Report, Amplitude is the best-in-class solution for product, data, and marketing teams. Learn more at amplitude.com.

Contacts

Investor Relations

John Streppa

ir@amplitude.com

Media Contact

press@amplitude.com

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$73,776	$81,119
Restricted cash, current	52	—
Marketable securities, current	66,763	110,882
Accounts receivable, net	37,464	23,423
Prepaid expenses and other current assets	22,364	22,859
Deferred commissions, current	19,931	18,380
Total current assets	220,350	256,663
Marketable securities, non-current	20,843	60,543
Property and equipment, net	18,884	18,632
Intangible assets, net	15,562	6,376
Goodwill	25,180	25,180
Restricted cash, non-current	850	850
Deferred commissions, non-current	38,318	35,135
Operating lease right-of-use assets	8,395	9,045
Other non-current assets	8,194	8,260
Total assets	$356,576	$420,684
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$803	$5,734
Accrued expenses	46,117	37,124
Deferred revenue	163,515	121,888
Total current liabilities	210,435	164,746
Operating lease liabilities, non-current	5,535	6,882
Non-current liabilities	4,408	3,710
Total liabilities	220,378	175,338
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	740,615	791,146
Accumulated other comprehensive income	(137)	589
Accumulated deficit	(604,281)	(546,390)
Total stockholders’ equity	136,198	245,346
Total liabilities and stockholders’ equity	$356,576	$420,684

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$100,886	$83,270	$194,378	$163,223
Cost of revenue (1)	31,784	22,812	56,993	43,016
Gross profit	69,102	60,458	137,385	120,207
Operating expenses:
Research and development (1)	33,656	24,094	58,977	47,627
Sales and marketing (1)	49,857	46,955	99,960	91,101
General and administrative (1)	18,647	16,503	34,828	32,771
Restructuring and other related charges (2)	2,116	—	2,934	—
Total operating expenses	104,276	87,552	196,699	171,499
Loss from operations	(35,174)	(27,094)	(59,314)	(51,292)
Other income (expense), net	1,766	2,980	3,722	5,725
Loss before provision for (benefit from) income taxes	(33,408)	(24,114)	(55,592)	(45,567)
Provision for (benefit from) income taxes	1,209	554	2,299	1,332
Net loss	$(34,617)	$(24,668)	$(57,891)	$(46,899)
Net loss per share
Basic and diluted	$(0.27)	$(0.19)	$(0.44)	$(0.36)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	129,380	131,364	131,331	130,534

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenue	$1,541	$1,469	$2,751	$2,736
Research and development	9,292	8,657	15,701	16,163
Sales and marketing	10,409	9,740	18,795	17,559
General and administrative	5,563	4,639	9,519	8,644
Total stock-based compensation expense	$26,805	$24,505	$46,766	$45,102

(2) Six months ended June 30, 2026 amounts reflect a $0.8 million reclassification of restructuring expenses incurred in the first quarter of 2026 from Sales and Marketing and General and Administrative expenses to Restructuring and Other Related Charges.

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows provided by (used in) operating activities:
Net loss	$(34,617)	$(24,668)	$(57,891)	$(46,899)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,304	2,374	6,062	4,659
Stock-based compensation expense	26,805	24,505	46,766	45,102
Non-cash operating lease costs	1,061	1,205	2,191	2,333
Other	1,241	351	1,987	605
Changes in operating assets and liabilities:
Accounts receivable	12,531	5,055	(5,178)	(10,325)
Prepaid expenses and other current assets	(1,641)	(5,268)	(476)	(3,635)
Deferred commissions	(3,014)	(4,018)	(4,733)	(4,725)
Other non-current assets	249	(1,017)	66	(1,836)
Accounts payable	(1,975)	(239)	(5,529)	945
Accrued expenses	10,042	3,643	8,431	1,770
Deferred revenue	12,172	19,655	23,442	26,988
Operating lease liabilities	(575)	(1,524)	(1,167)	(2,950)
Net cash provided by (used in) operating activities	25,583	20,054	13,971	12,032
Cash flows provided by (used in) investing activities:
Cash received from maturities of marketable securities	10,200	14,458	36,200	23,008
Cash received from sale of marketable securities	34,727	—	56,778	—
Purchase of marketable securities	(6,055)	(30,778)	(10,212)	(64,513)
Purchase of property and equipment	(1,240)	(538)	(1,675)	(977)
Capitalization of internal-use software costs	(604)	(1,348)	(1,736)	(2,113)
Issuance of bridge loan	—	—	(186)	—
Cash paid for acquisitions, net of cash acquired	—	(400)	—	(400)
Net cash provided by (used in) investing activities	37,028	(18,606)	79,169	(44,995)
Cash flows provided by (used in) financing activities:
Proceeds from the exercise of stock options	421	591	880	2,120
Cash received for tax withholding obligations on equity award settlements	99	302	766	1,680
Cash paid for tax withholding obligations on equity award settlements	(7,112)	(11,318)	(12,516)	(20,315)
Repurchase of common stock	(68,733)	(2,537)	(89,461)	(2,537)
Cash paid for acquisition holdback	(100)	—	(100)	—
Net cash provided by (used in) financing activities	(75,425)	(12,962)	(100,431)	(19,052)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(12,814)	(11,514)	(7,291)	(52,015)
Cash, cash equivalents, and restricted cash at beginning of the period	87,492	132,058	81,969	172,559
Cash, cash equivalents, and restricted cash at end of the period	$74,678	$120,544	$74,678	$120,544

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$69,102	$60,458	$137,385	$120,207
Plus: stock-based compensation expense and related employer payroll taxes	1,541	1,469	2,751	2,736
Plus: amortization of acquired intangible assets	713	187	1,170	369
Non-GAAP gross profit	$71,356	$62,114	$141,306	$123,312
GAAP gross margin	68.5%	72.6%	70.7%	73.6%
Non-GAAP adjustments	2.2%	2.0%	2.0%	1.9%
Non-GAAP gross margin	70.7%	74.6%	72.7%	75.5%
Reconciliation of operating expenses
GAAP research and development	$33,656	$24,094	$58,977	$47,627
Less: stock-based compensation expense and related employer payroll taxes	(9,580)	(9,031)	(16,304)	(17,110)
Less: acquisition-related costs	(3,220)	—	(3,220)	—
Non-GAAP research and development	$20,856	$15,063	$39,453	$30,517
GAAP research and development as percentage of revenue	33.4%	28.9%	30.3%	29.2%
Non-GAAP research and development as percentage of revenue	20.7%	18.1%	20.3%	18.7%
GAAP sales and marketing	$49,857	$46,955	$99,960	$91,101
Less: stock-based compensation expense and related employer payroll taxes	(10,588)	(10,018)	(19,033)	(18,176)
Less: amortization of acquired intangible assets	(296)	(125)	(357)	(247)
Non-GAAP sales and marketing	$38,973	$36,812	$80,570	$72,678
GAAP sales and marketing as percentage of revenue	49.4%	56.4%	51.4%	55.8%
Non-GAAP sales and marketing as percentage of revenue	38.6%	44.2%	41.5%	44.5%
GAAP general and administrative	$18,647	$16,503	$34,828	$32,771
Less: stock-based compensation expense and related employer payroll taxes	(5,669)	(4,789)	(9,788)	(9,062)
Non-GAAP general and administrative	$12,978	$11,714	$25,040	$23,709
GAAP general and administrative as percentage of revenue	18.5%	19.8%	17.9%	20.1%
Non-GAAP general and administrative as percentage of revenue	12.9%	14.1%	12.9%	14.5%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(35,174)	$(27,094)	$(59,314)	$(51,292)
Plus: stock-based compensation expense and related employer payroll taxes	27,378	25,307	47,877	47,084
Plus: amortization of acquired intangible assets	1,008	312	1,526	616
Plus: acquisition-related costs	3,220	—	3,220	—
Plus: restructuring and other related charges	2,116	—	2,934	—
Non-GAAP income (loss) from operations	$(1,452)	$(1,475)	$(3,757)	$(3,592)
GAAP operating margin	(34.9)%	(32.5)%	(30.5)%	(31.4)%
Non-GAAP adjustments	33.4%	30.8%	28.6%	29.2%
Non-GAAP operating margin	(1.4)%	(1.8)%	(1.9)%	(2.2)%
Reconciliation of net income (loss)
GAAP net income (loss)	$(34,617)	$(24,668)	$(57,891)	$(46,899)
Plus: stock-based compensation expense and related employer payroll taxes	27,378	25,307	47,877	47,084
Plus: amortization of acquired intangible assets	1,008	312	1,526	616
Plus: acquisition-related costs	3,220	—	3,220	—
Plus: restructuring and other related charges	2,116	—	2,934	—
Non-GAAP net income (loss)	$(895)	$951	$(2,334)	$801
Reconciliation of net income (loss) per share
GAAP net income (loss) per share, basic	$(0.27)	$(0.19)	$(0.44)	$(0.36)
Non-GAAP adjustments to net income (loss)	0.26	0.20	0.42	0.37
Non-GAAP net income (loss) per share, basic	$(0.01)	$0.01	$(0.02)	$0.01
Non-GAAP net income (loss) per share, diluted	$(0.01)	$0.01	$(0.02)	$0.01
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic	129,380	131,364	131,331	130,534
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted (1)	129,380	140,210	131,331	139,804

Note: Six months ended June 30, 2026 amounts reflect a $0.8 million reclassification of restructuring expenses incurred in the first quarter of 2026 to conform with the current period presentation.

(1) For the three and six months ended June 30, 2026, the weighted average shares used in the GAAP and Non-GAAP per share calculation excludes 4.7 million shares and 7.4 million shares, respectively, as the effect is anti-dilutive in the period.

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flow

(In thousands, except percentages)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$25,583	$20,054	$13,971	$12,032
Less:
Purchases of property and equipment	(1,240)	(538)	(1,675)	(977)
Capitalization of internal-use software costs	(604)	(1,348)	(1,736)	(2,113)
Free cash flow	$23,739	$18,168	$10,560	$8,942
Net cash provided by (used in) operating activities margin	25.4%	24.1%	7.2%	7.4%
Non-GAAP adjustments	(1.8)%	(2.3)%	(1.8)%	(1.9)%
Free cash flow margin	23.6%	21.8%	5.4%	5.5%

Note: Certain figures may not sum due to rounding.

AMPLITUDE, INC.

Historicals - Key Business Metrics

(In millions, except percentages)

(unaudited)

	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Annual Recurring Revenue (ARR)	$320	$335	$347	$366	$374	$410
Dollar-based Net Retention Rate (NRR)	101%	104%	104%	105%	106%	103%
Dollar-based Net Retention Rate (NRR TTM)	98%	99%	102%	104%	105%	105%

Note: For the quarter ended June 30, 2026, Pro Forma NRR and Pro Forma NRR TTM were 105%, respectively.